Exhibit 99.1
FOR IMMEDIATE RELEASE

MaxLinear Raises Second Quarter 2020 Financial Guidance based on Broadband Strength and Analog Product Recovery

Carlsbad, Calif. – July 7, 2020 – MaxLinear, Inc. (NYSE: MXL), a leading provider of radio frequency (RF), analog and mixed-signal integrated circuits for the connected home, wired and wireless infrastructure, and industrial and multimarket applications, today announced a revised preliminary revenue estimate range for the second quarter 2020.

MaxLinear’s revenue guidance provided on April 29, 2020 was in the range of $60 million to $64 million. The company now expects preliminary total revenue of approximately $65 million to $65.5 million.

“During the second quarter, our business has shown solid improvements with stronger-than-expected revenues driven by a broadband demand uptick as well as analog product sales recovery. While we have seen some negative COVID-19 related impacts, the work-from-home environment has strongly benefitted our connected home business owing to noticeable inflection in bandwidth demand at home. The infrastructure business also saw meaningful quarterly improvements over previous results, supporting our positive outlook on the new product ramps that are just beginning,” commented Kishore Seendripu, Ph.D., Chairman and CEO.

“Additionally, we expect MaxLinear’s acquisition of Intel’s Home Gateway Platform Division to close during the current quarter ending September 30, 2020,” continued Dr. Seendripu.

There will be no conference call associated with this press release. MaxLinear will report results for the second quarter and provide its outlook for the third quarter during its next earnings conference call scheduled for July 23, 2020 after market close. The Company will host a corresponding conference call at 1:30 p.m. Pacific Time, 4:30 p.m. Eastern Time.

Conference Call Details

Date:	July 23, 2020
Time:	1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time
Hosts:	Kishore Seendripu, Ph.D., Chief Executive Officer and Steve Litchfield, Chief Financial Officer and Chief Corporate Strategy Officer
Dial-in:	US toll free:1-877-407-3109 International: 1-201-493-6798

Cautionary Note Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among others, statements concerning our revised revenue guidance for the quarter ended June 30, 2020 and the impact of several industrywide dynamics related to COVID-19. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to be materially different from any future results expressed or implied by the forward-looking statements. Forward-looking statements are based on management’s current, preliminary expectations and are subject to various risks and uncertainties. Risks and uncertainties affecting our business and future operating results include, without limitation, risks arising from our pending acquisition of Intel’s Connected Home Gateway Platform Division and the subsequent integration of that business into MaxLinear; intense competition in our industry; our dependence on a limited number of customers for a substantial portion of our revenues; uncertainties concerning how end user markets for our products will develop, including in particular new markets we are entering but also existing markets such as cable; potential uncertainties arising from continued consolidation among cable television and satellite operators in our target markets and continued consolidation among competitors within the semiconductor industry generally; our ability to develop and introduce new and enhanced products on a timely basis and achieve market acceptance of those products, particularly as we seek to expand outside of our historic markets; potential decreases in average selling prices for our products; risks relating to intellectual property protection and the prevalence of intellectual property litigation in our industry; adverse conditions in the general domestic and global economic markets related to COVID-19; and our lack of long-term supply contracts and dependence on limited sources of supply.

The revised revenue guidance set forth above reflects management’s preliminary estimate. We are in the process of finalizing our results of operations for the three months ended June 30, 2020 and therefore final results are not yet available. These preliminary estimates are based solely upon information available to management as of the date of this press release. Our actual results may differ from these estimates due to the completion of our quarter-end closing procedures, review of our financial statements by our independent registered public accounting firm, and final adjustments and developments that may arise between now and the time our financial results for the three months ended June 30, 2020 are finalized. For additional information, you should carefully review our unaudited consolidated financial statements for the three months ended June 30, 2020 once they become available.

In addition to the risks and uncertainties described above, investors should review the risks and uncertainties contained in our filings with the Securities and Exchange Commission (SEC), including our most recent Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on February 5, 2020; our most recent Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 filed with the SEC on April 29, 2020; and risks set forth in any other filings we may make with the Securities and Exchange Commission. All forward-looking statements are based on the estimates, projections and assumptions of management as of July 7, 2020, and MaxLinear is under no obligation (and expressly disclaims any such obligation) to update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.

About MaxLinear, Inc.

MaxLinear, Inc. (NYSE:MXL) is a leading provider of radio frequency (RF), analog and mixed-signal integrated circuits for the connected home, wired and wireless infrastructure, and industrial and multi-market applications. MaxLinear is headquartered in Carlsbad, California. For more information, please visit www.maxlinear.com.

MXL is MaxLinear’s registered trademark. Other trademarks appearing herein are the property of their respective owners.

MaxLinear, Inc. Investor Relations Contact:

Steven Litchfield
Tel: 949-333-0080
slitchfield@maxlinear.com